     As filed with the Securities and Exchange Commission on August 6, 2001

                                                  Registration No. 333 - _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         Parallel Petroleum Corporation
             (Exact name of registrant as specified in its charter)

                   Delaware                                   75-1971716
        (State or other jurisdiction of                    (I.R.S. employer
        incorporation or organization)                    identification no.)

         110 N. Marienfeld, Suite 465                            79701
             Midland, Texas 79701                             (Zip code)
   (Address of principal executive offices)


              Parallel Petroleum Corporation 1998 Stock Option Plan
                            (Full title of the plan)


                                 Larry C. Oldham
                                    President
                          110 N. Marienfeld, Suite 465
                              Midland, Texas 79701
                     (Name and address of agent for service)

                                  915-684-3727
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Thomas W. Ortloff
                          Lynch, Chappell & Alsup, P.C.
                          300 N. Marienfeld, Suite 700
                              Midland, Texas 79701

                         CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
Title of Each Class                             Maximum           Maximum         Amount of
of Securities To Be        Amount to be      Offering Price      Aggregate       Registration
     Registered              Registered         Per Share*     Offering Price        Fee
-------------------        ------------      --------------    --------------    ------------
Common Stock,
  $.01 par value              850,000            $4.00           $3,400,000         $850.00


  * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on August 1, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of the introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  Incorporation of Documents by Reference

         The following documents filed by Parallel Petroleum Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2000.

         (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

         (3) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

         (4) The description of Registrant's securities sections (Item 1 and Item 3) from the Registrant's registration of securities on Form 8-A, dated December 18, 1980, as amended by Amendment No. 1 on Form 8, dated January 30, 1981, as further amended by Amendment No. 2 on Form 8, dated January 14, 1993, pursuant to
                  Section 12(g) of the Exchange Act.

         (5) The description of Registrant's securities section (Item 1) from the Registrant's registration of securities on Form 8-A, dated October 9, 2000, pursuant to Section 12(g) of the Exchange Act.


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


         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the Common Stock issuable upon exercise of stock options granted or to be granted under the Registrant's 1998 Stock Option Plan has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. Thomas W. Ortloff, a shareholder in the firm of Lynch, Chappell & Alsup, is the Secretary of the Registrant.


Item 6.  Indemnification of Directors and Officers

         The Registrant's Bylaws and Certificate of Incorporation provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by the Board of Directors. In addition, the Registrant may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the


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


corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that expenses incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

         The Registrant maintains directors' and officers' reimbursement and liability insurance in the amount of $7,500,000.00. The risks covered by the policy include certain liabilities under the securities laws.


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


Item 8.  Exhibits

   Exhibit No.                          Description
   -----------                          -----------
       *5.1        Opinion of Lynch, Chappell & Alsup, a Professional
                   Corporation

      *23.1        Consent of Lynch, Chappell & Alsup, a Professional
                   Corporation (contained in Exhibit No. 5)

      *23.2        Consent of KPMG LLP

      *23.3        Consent of Williamson Petroleum Consultants, Inc.

      *23.4        Consent of Joe C. Neal & Associates

       *24         Power of Attorney contained on Page 9 hereof

----------
*Filed herewith


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


Item 9.  Undertakings

         (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (2)(a)(i) and (2)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 6th day of August, 2001.


                                            PARALLEL PETROLEUM CORPORATION


                                            By: /s/ Larry C. Oldham
                                              ----------------------------------
                                                Larry C. Oldham, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry C. Oldham and Thomas R. Cambridge and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                  Title                           Date
    --------------------       ----------------                --------------
/s/ Thomas R. Cambridge     Chairman of the Board of           August 6, 2001
--------------------------  Directors and Chief Executive
Thomas R. Cambridge         Officer (Principal Executive
                            Officer)


/s/ Larry C. Oldham         President, Treasurer and           August 6, 2001
--------------------------  Director (Principal Financial
Larry C. Oldham             and Accounting Officer)



/s/ Dewayne E. Chitwood     Director                           August 6, 2001
--------------------------
Dewayne E. Chitwood



                            Director                           August 6, 2001
--------------------------
Ernest R. Duke



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


         Signature                  Title                           Date
    --------------------       ----------------                --------------
/s/ MARTIN B. ORING         Director                           August 6, 2001
--------------------------
Martin B. Oring



/s/ CHARLES R. PANNILL      Director                           August 6, 2001
--------------------------
Charles R. Pannill


/s/ JEFFREY G. SHRADER      Director                           August 6, 2001
--------------------------
Jeffrey G. Shrader


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


                                  EXHIBIT INDEX


   Exhibit No.                          Description
   -----------                          -----------
       *5.1        Opinion of Lynch, Chappell & Alsup, a Professional
                   Corporation

      *23.1        Consent of Lynch, Chappell & Alsup, a Professional
                   Corporation (contained in Exhibit No. 5)

      *23.2        Consent of KPMG LLP

      *23.3        Consent of Williamson Petroleum Consultants, Inc.

      *23.4        Consent of Joe C. Neal & Associates

       *24         Power of Attorney contained on Page 9 hereof

----------
*Filed herewith


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